                                                                  EXHIBIT 99.1


[NATCO GROUP LOGO APPEARS HERE]


2950 North Loop West, Suite 700
Houston, TX  77092
PHONE: (713) 685-8062   FAX: (713) 683-7841

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NATCO Group reports 4th quarter and year 2002 results         February 24, 2003
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NATCO Group Inc. (NYSE: NTG - the "Company") today announced fourth quarter 2002 revenue and net income of $75.0 million and $1.3 million ($0.08 per diluted share). Net income excluding a restructuring charge of $0.4 million net of tax, related to the previously announced consolidation of operations at its Canadian subsidiary, was $1.7 million ($0.11 per diluted share). By comparison, revenue and net income in the fourth quarter of 2001 were $66.6 million and $1.7 million ($0.11 per diluted share). Fourth quarter revenue was 12.6% higher than fourth quarter 2001. EBITDA (defined in footnote 1 below) for the fourth quarter was $5.3 million, 14.7% below fourth quarter 2001.

Highlighting the quarter were improved results from the North American Operations segment, which reported $5.1 million of segment EBITDA while revenues declined 7.2% to $34.7 million, compared to EBITDA of $3.6 million in the fourth quarter of 2001. Segment EBITDA was at a record level, despite very difficult market conditions for the traditional oil and gas business in both the US and Canada. The results reflected, among other things, completion of a number of projects for Petroleos Mexicanos ("Pemex"), growth in revenue from the Company's flagship Sacroc gas processing facility, and strong membrane replacement sales to customers who use membranes in their own processing facilities. "North American Operations results were outstanding given that sales of traditional equipment and services in the US and Canada were at the lowest point in several years," commented Nat Gregory, Chairman and Chief Executive Officer. "Strong fourth quarter performance bodes well for 2003, as the current recovery in traditional oil and gas markets gains more momentum."

"As to Pemex," Gregory went on to say, "NATCO is involved in a number of upgrade and debottlenecking projects in older oilfields, primarily in the Bay of Campeche. We reported almost $10 million of work for Pemex in 2002, and expect solid revenue growth in 2003. However, our Pemex business does vary significantly from quarter to quarter. Most of the revenue from new Pemex projects should fall into the middle and latter part of 2003. As to Sacroc, NATCO is on track with a planned expansion in support of the field operator, Kinder Morgan, and we expect to see steady growth in revenue and profit from the Sacroc facility in the latter part of this year and throughout 2004."

North American Operations segment revenue for 2002 was $137.4 million, 5.4% below 2001. However, the average North American rig count fell 27.0% over the same time frame, while segment EBITDA of $14.4 million contributed by North American Operations in 2002 was 4.9% higher than 2001.

In the Company's Engineered Systems segment, fourth quarter 2002 revenue of $27.9 million increased 46.6% over the fourth quarter of 2001. Contributing to the revenue increase were results from two large seawater injection projects, one in West Africa and one in the North Sea. Fourth quarter 2002 gross margin percentage was 22.5% compared to 41.6% in the fourth quarter of 2001. Gross margin percentages in 2001 were favorably affected by, among other things, high margin jobs such as CTOC, and excellent performance in late stages of several large projects. During 2002, Engineered Systems margins have generally been lower than in recent years, reflecting a greater share of more conventional project work. Segment bookings were low for the quarter, due primarily to slow activity in worldwide oil and gas markets through the end of the year, as well as continuing variability in awards from quarter to quarter. "Engineered Systems bid activity is currently strong, and although timing remains uncertain, new awards for several large projects are expected in 2003," commented Gregory. Engineered Systems backlog of $71.1 million at the end of the fourth quarter was essentially flat compared to the prior year. EBITDA for the fourth quarter was $1.7 million compared to $3.8 million in the fourth quarter of 2001.

Automation and Control Systems revenue in the fourth quarter was up 24.0% compared to the fourth quarter of 2001. Activity levels in the Gulf of Mexico were favorably affected by repair work from hurricanes Isadore and Lili, which damaged a number of Gulf of Mexico offshore production facilities. In addition, revenue from the Company's operations in Nigeria and Kazakhstan increased significantly year over year. Margins were lower than prior year, due in part to higher employee benefit costs, as well as the revenue mix of labor and materials in recent projects. Fourth quarter EBITDA contribution was $1.2 million in both 2002 and 2001.

Total debt decreased $9.0 million during the quarter to $52.4 million. The Company's debt-to-capitalization ratio at December 31, 2002 was 36.3%, compared to 40.2% as of September 30, 2002 and 39.7% as of December 31, 2001. The weighted average interest rate on outstanding debt at December 31, 2002 was 4.2%. Working capital as of December 31, 2002 was $34.6 million, down $8.1 million from the September 30, 2002 balance of $42.7 million.

The Company incurred net foreign exchange losses net of tax of $0.3 million during the quarter. Excluding the Canadian restructuring charge and currency losses, net income for the quarter would have been $2.0 million ($0.12 per diluted share). Although the Company had quarterly fluctuations in currency gains and losses over the course of 2002, the net impact on earnings was not significant over the year taken as a whole.

During the quarter, the Company benefited relative to prior year periods from adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" effective January 1, 2002, which eliminated goodwill amortization expense. For comparison, net income for the quarter ended December 31, 2001 before goodwill amortization would have been $2.7 million ($0.17 per diluted share). The Company's effective tax rate for 2002 reflects the impact of no longer recording goodwill amortization expense.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 70 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed in the Annual Report on Form 10-K for the year ended December 31, 2001 filed by NATCO Group Inc. on March 28, 2002.



(1) EBITDA consists of net income (loss) before interest expense, other expense, interest cost on postretirement benefit liability, income tax provision, and depreciation and amortization expense, less interest income. EBITDA is not a measurement presented in accordance with generally accepted accounting principles. EBITDA should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA is included as a supplemental disclosure because it may provide useful information regarding our ability to service debt and to fund capital expenditures.

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                        NATCO GROUP INC. AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,   DECEMBER 31,
                                                                       2002          2001
                                                                  ------------- ---------
                                           ASSETS
Current assets:
  Cash and cash equivalents..................................     $    1,689      $   3,093
  Trade accounts receivable, net.............................         74,677         67,922
  Inventories................................................         32,400         37,517
  Prepaid expenses and other current assets..................          7,611          6,725
                                                                  ----------      ---------
        Total current assets.................................        116,377        115,257
Property, plant and equipment, net...........................         31,485         31,003
Goodwill, net................................................         78,977         79,907
Deferred income tax assets, net..............................          2,984          4,378
Other assets, net............................................          1,772          2,206
                                                                  ----------      ---------
        Total assets.........................................     $  231,595      $ 232,751
                                                                  ==========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt.....................     $    7,097      $   7,000
  Accounts payable...........................................         36,074         30,440
  Accrued expenses and other.................................         37,243         34,781
  Customer advances..........................................          1,354          5,925
                                                                  ----------      ---------
        Total current liabilities............................         81,768         78,146
Long-term debt, excluding current installments...............         45,257         51,568
Postretirement benefit and other long-term liabilities.......         12,718         14,107
                                                                  ----------      ---------
        Total liabilities....................................        139,743        143,821
                                                                  ----------      ---------
Stockholders' equity:
  Preferred stock $.01 par value. Authorized 5,000,000
    shares; no shares issued and outstanding.................             --             --
  Class A Common stock, $.01 par value. Authorized
    45,000,000 shares; issued and outstanding 15,803,797 and
    15,469,078 shares as of December 31, 2002 and 2001,                  158            155
    respectively.............................................
  Class B Common stock, $.01 par value. Authorized 5,000,000
   shares; issued and outstanding  334,719 shares as of                   --              3
December 31, 2001............................................
  Additional paid-in capital.................................         97,223         97,223
  Accumulated earnings.......................................          8,734          4,857
    Treasury stock, 795,692 shares at cost as of December 31,         (7,182)        (7,182)
  2002 and 2001..............................................
  Accumulated other comprehensive loss.......................         (3,395)        (2,858)
  Notes receivable from officers and stockholders............         (3,686)        (3,268)
                                                                  -----------     ----------
        Total stockholders' equity...........................         91,852         88,930
                                                                  ----------      ---------
Commitments and contingencies
        Total liabilities and stockholders' equity...........     $  231,595      $ 232,751
                                                                  ==========      =========

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                        NATCO GROUP INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          Three Months Ended       Twelve Months Ended
                                                             DECEMBER 31,               DECEMBER 31,
                                                        ----------------------    -----------------------
                                                           2002        2001          2002          2001
                                                        ----------  ----------    ----------     --------
Revenues...........................................       $75,002     $66,591       $289,539      $286,582
Cost of goods sold.................................        55,650      47,436        219,354       210,512
                                                          -------     -------       --------      --------
          Gross profit.............................        19,352      19,155         70,185        76,070
Selling, general and administrative expense........        14,084      12,981         53,947        51,471
Depreciation and amortization expense..............         1,318       2,181          4,958         8,143
Closure & other charges(2).........................           548          --            548         1,600
Interest expense...................................         1,104       1,196          4,527         4,941
Interest cost on postretirement benefit liability..           104         122            471           888
Interest income....................................           (74)       (423)          (248)         (660)
Other expense, net.................................           636         475            400           429
                                                          -------     -------       --------      --------
          Income before income taxes...............         1,632       2,623          5,582         9,258
Income tax provision...............................           326         923          1,705         3,895
                                                          -------     -------       --------      --------
          Net income...............................       $ 1,306     $ 1,700       $  3,877      $  5,363
                                                          =======     =======       ========      ========
EARNINGS PER SHARE:
  Basic............................................       $   0.08    $   0.11      $   0.25      $   0.34
  Diluted..........................................       $   0.08    $   0.11      $   0.24      $   0.34
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
  Basic............................................         15,804      15,693        15,804        15,722
  Diluted..........................................         15,867      15,838        15,920        15,966

(2) Closure & other charges included in 2002 costs related to the consolidation of operations in Canada. In 2001, Closure and other charges related to the consolidation of operations in the United Kingdom as well as expenses related to a public debt offering that was not completed.


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                        NATCO GROUP INC. AND SUBSIDIARIES

                          UNAUDITED SEGMENT INFORMATION
                                 (IN THOUSANDS)

                                                         Three Months Ended         Twelve Months Ended
                                                            December 31,                December 31,
                                                        ----------------------    ------------------------
                                                           2002        2001          2002          2001
                                                        ----------  ----------    ----------     ---------
Revenues:
North American Operations                                   34,726      37,428       137,374       145,147
Engineered Systems                                          27,928      19,053       107,041        99,021
Automation & Control Systems                                14,282      11,521        52,142        47,693
Intersegment Eliminations
                                                            (1,934)     (1,411)       (7,018)       (5,279)
                                                        ----------  ----------    ----------     ---------
Total Revenues                                              75,002      66,591       289,539       286,582
                                                        ==========  ==========    ==========     =========
Gross Profit:
North American Operations                                   10,611       8,920        37,583        35,475
Engineered Systems                                           6,290       7,924        23,213        31,221
Automation & Control Systems                                 2,451       2,311         9,389         9,374
Intersegment Eliminations                                       --          --            --            --
                                                        ----------  ----------    ----------     ---------
Total Gross Profit                                          19,352      19,155        70,185        76,070
                                                        ==========  ==========    ==========     =========
Gross Profit % of Revenue:
North American Operations                                     30.6%       23.8%         27.4%         24.4%
Engineered Systems                                            22.5%       41.6%         21.7%         31.5%
Automation & Control Systems                                  17.2%       20.1%         18.0%         19.7%
                                                        ----------  ----------    ----------     ---------
Total Gross Profit % of Revenue                               25.8%       28.8%         24.2%         26.5%
                                                        ==========  ==========    ==========     =========
Operating Expense:
North American Operations                                    5,472       5,273        23,182        21,753
Engineered Systems                                           4,587       4,144        16,954        15,000
Automation & Control Systems                                 1,261       1,159         4,734         4,606
Technology & Product Development                               952         863         3,513         3,615
Corporate and Other                                          1,812       1,542         5,564         6,497
                                                        ----------  ----------    ----------     ---------
Total Operating Expense                                     14,084      12,981        53,947        51,471
                                                        ==========  ==========    ==========     =========
EBITDA:
North American Operations                                    5,139       3,647        14,401        13,722
Engineered Systems                                           1,703       3,780         6,259        16,221
Automation & Control Systems                                 1,190       1,152         4,655         4,768
Technology & Product Development                              (952)       (863)       (3,513)       (3,615)
Corporate and Other                                         (1,812)     (1,542)       (5,564)       (6,497)
                                                        ----------  ----------    ----------     ---------
Total EBITDA                                                 5,268       6,174        16,238        24,599
                                                        ==========  ==========    ==========     =========
Bookings:
North American Operations                                   34,628      40,197       126,104       151,008
Engineered Systems                                           6,752      23,644       105,698        90,363
Automation & Control Systems                                15,450       8,289        46,575        46,363
                                                        ----------  ----------    ----------     ---------
Total Bookings                                              56,830      72,130       278,377       287,734
                                                        ==========  ==========    ==========     =========

                                                                                    As of December 31,
                                                                                 -------------------------
                                                                                     2002         2001
                                                                                 ------------ ------------
Backlog:
North American Operations                                                             14,051        24,405
Engineered Systems                                                                    71,059        70,589
Automation & Control Systems                                                           4,989         6,269
                                                                                 ------------ ------------
Total Backlog                                                                         90,099       101,263
                                                                                 ===========  ============

Note: For presentation purposes revenues have been restated to reflect the elimination of intra-segment revenues that previously were eliminated at the eliminations level. This restatement had no impact on total revenues or total gross profit.